UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2019

MICT, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35850	27-0016420
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

28 West Grand Avenue, Suite 3, Montvale, New Jersey	07645
(Address of principal executive offices)	(Zip Code)

(201) 225-0190

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions(see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MICT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 3.03 Material Modification to Rights of Security Holders

The disclosure in Item 5.03 is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As previously disclosed, on June 4, 2019, MICT, Inc. (the “Company”) entered into a Securities Purchase Agreement with the purchasers named therein (the “Preferred Purchasers”), pursuant to which the Company agreed to sell 3,181,818 shares of newly designated Series A Convertible Preferred Stock with a stated value of $2.20 per share (the “Preferred Stock”). The Preferred Stock, which shall be convertible into up to 6,363,636 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), shall be sold together with certain Common Stock purchase warrants (the “Preferred Warrants”) to purchase up to 4,772,727 shares of Common Stock (representing 75% of the aggregate number of shares of Common Stock into which the Preferred Stock shall be convertible), for aggregate gross proceeds of $7 million to the Company (the “Preferred Offering”).

In connection with the Preferred Offering, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware (the “Delaware SOS”) on July 29, 2019 to designate the rights and preferences of up to 3,181,818 shares of Preferred Stock.

The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by the full text of the Certificate of Designations as filed with the Delaware SOS, which is filed herewith as Exhibit 3.1.

Item 7.01 Regulation FD Disclosure

On July 31, 2019, the Company issued a press release announcing the First Closing (as defined below). A copy of the press release is furnished herewith as Exhibit 99.1.

Item 8.01 Other Events.

As previously disclosed, on April 8, 2019, the Company received a written notice from the Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with Nasdaq Listing Rule 5550(b)(1) (the “Minimum Stockholders’ Equity Requirement”), as the Company’s stockholders’ equity, as reported on the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, was below the Minimum Stockholders’ Equity Requirement of $2.5 million. Further, as of April 8, 2019, the Company did not meet the alternative compliance standards relating to the market value of listed securities or net income from continuing operations.

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On July 29, 2019, the Company completed the first closing in the Preferred Offering (the “First Closing”), pursuant to which it sold $5,250,000 of Preferred Stock and accompanying Preferred Warrants to certain Preferred Purchasers. As a result of the First Closing, the Company believes that it is now in compliance with the Minimum Stockholders’ Equity Requirement of $2.5 million for continued listing as set forth in Nasdaq Listing Rule 5550(b)(1), and therefore satisfies the applicable requirement for continued listing on The Nasdaq Capital Market. Nasdaq will continue to monitor the Company’s ongoing compliance with the Stockholders Equity Requirement and, if at the time of its next periodic report the Company does not evidence compliance, then it may be subject to delisting.

 Item 9.01 Financial Statements and Exhibits.

(d)

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series a Convertible Preferred Stock
99.1	Press Release Issued July 31, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICT, INC.

Dated: July 31, 2019	By:	/s/ David Lucatz
Name: David Lucatz
Title: President and Chief Executive Officer

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